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                                                                     Exhibit 3.4

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              LIQUOR BY WIRE, INC.,
                             AN ILLINOIS CORPORATION

                                      INTO

                                LIQUOR.COM, INC.,
                             A DELAWARE CORPORATION

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

         Liquor.com, Inc., a corporation organized and existing under the laws of the State of Delaware ("Liquor.com, Inc.") and a wholly-owned subsidiary of Liquor By Wire, Inc., an Illinois corporation,

DOES HEREBY CERTIFY:

         FIRST: Liquor.com, Inc. was incorporated pursuant to the General Corporation Laws of the State of Delaware.

         SECOND: All of the outstanding shares of stock of Liquor.com, Inc. are owned byLiquor By Wire, Inc., incorporated pursuant to the Illinois Business Corporation Act of 1983, as amended, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of Illinois.

         THIRD: The directors of Liquor.com, Inc. adopted by the unanimous written consent on December 16, 1999 the following resolutions approving the merger of Liquor By Wire, Inc. with and into Liquor.com, Inc.:

         RESOLVED, that the plan of merger be and it hereby is, adopted and approved pursuant to applicable law, and that:


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                                    (a)Liquor By Wire, Inc. shall be merged with
                           and into Liquor.com, Inc., with Liquor.com, Inc.
                           being the surviving corporation (the "Merger").

                                    (b)The certificate of incorporation and
                           by-laws of Liquor.com, Inc., as in effect on the effective date of the Merger, shall be the certificate of incorporation and by-laws of Liquor.com, Inc. following the Merger.

                                    (c)The directors and officers of Liquor.com,
                           Inc., as in effect on the effective date of the Merger, shall be the directors and officers of Liquor.com, Inc. following the Merger.

                                    (d)Upon the effective date of the Merger,
                           all rights, privileges, powers of every kind and all property, real, personal, tangible and intangible of Liquor By Wire, Inc., shall be deemed transferred to Liquor.com, Inc., without further act or deed; provided, however, that all liabilities of Liquor By Wire, Inc. and contracts as the same existed immediately prior to the Merger shall have been assumed by Liquor.com, Inc., which shall thereafter be fully responsible and liable therefor.

                                    (e) Upon completion of the Merger, the
                           capital of Liquor By Wire, Inc., shall be added to the capital of Liquor.com, Inc.; the shares of Liquor By Wire, Inc., shall be canceled; and following the Merger, each outstanding share of common stock of Liquor By Wire shall be converted into and shall become 22,500 shares of the common stock of Liquor.com, Inc., so that all One Hundred Thirty-Three and 1/3 (133 1/3) outstanding shares of Liquor By Wire, Inc. shall convert into Three Million (3,000,000) shares of Liquor.com, Inc., and all of the outstanding shares of Liquor.com, Inc., held by Liquor By Wire, Inc., shall be canceled.

                  FOURTH: The merger shall become effective immediately upon compliance with the laws of the State of Delaware and the laws of the State of Illinois.

                                         2

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                  FIFTH: The proposed merger has been adopted, approved,
         certified, executed and acknowledged by Liquor By Wire, Inc. in accordance with the laws of the State of Illinois under which the corporation was organized.


                  SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Liquor.com, Inc., at any time prior to the date of filing the merger with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, Liquor.com, Inc. and Liquor By Wire, Inc. have each caused this Certificate of Merger to be executed by its President and attested by its Secretary on the date as written below.

         DATED: December 16, 1999

                                  LIQUOR BY WIRE, INC.,
                                  an Illinois corporation

                            By:   /s/ Gail P. Zelitzky
                                  ----------------------------------------------
                                  Gail P. Zelitzky, President of Liquor By Wire,
Inc.

      ATTEST:  /s/ Steve Olsher
              -------------------------------------------
           Steve Olsher, Secretary of Liquor By Wire, Inc.